EXHIBIT 99.3

Neuberger Berman Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ending

(in thousands, except per share data)

	Three Months Ended			Fav (Unfav)
				Change From
	March 31, 2003	December 31, 2002	March 31, 2002	December 31, 2002	March 31, 2002
REVENUES:
Investment advisory and administrative fees	$101,709	$94,371	$108,912	7.8%	(6.6%)
Commissions	26,404	35,602	39,598	(25.8%)	(33.3%)
Interest	12,176	13,604	19,378	(10.5%)	(37.2%)
Clearance fees	3,941	3,918	2,931	0.6%	34.5%
Other income (1)	1,465	1,889	3,337	(22.4%)	(56.1%)

Gross revenues	145,695	149,384	174,156	(2.5%)	(16.3%)
Interest expense	8,884	9,448	13,961	6.0%	36.4%

Net revenues after interest expense	136,811	139,936	160,195	(2.2%)	(14.6%)

OPERATING EXPENSES:
Employee compensation and benefits	62,586	58,352	68,439	(7.3%)	8.6%
Information technology	7,274	6,789	5,797	(7.1%)	(25.5%)
Rent and occupancy	6,216	5,656	5,503	(9.9%)	(13.0%)
Brokerage, clearing and exchange fees	2,363	3,348	3,039	29.4%	22.2%
Advertising and sales promotion	1,412	2,279	2,193	38.0%	35.6%
Distribution and fund administration	5,811	5,455	5,820	(6.5%)	0.2%
Professional fees	3,155	5,145	2,542	38.7%	(24.1%)
Depreciation and amortization	4,104	3,959	3,697	(3.7%)	(11.0%)
Other expenses	6,222	6,625	5,344	6.1%	(16.4%)

Total operating expenses	99,143	97,608	102,374	(1.6%)	3.2%

Net income before taxes	37,668	42,328	57,821	(11.0%)	(34.9%)
Provision for income taxes	15,820	18,095	24,574	12.6%	35.6%

Net income	$21,848	$24,233	$33,247	(9.8%)	(34.3%)

Net income per common share
Net income per share—Basic	$0.32	$0.35	$0.48

Net income per share—Diluted	$0.32	$0.35	$0.47

Weighted average common shares outstanding—Basic	68,723	68,930	70,044

Weighted average common shares outstanding—Diluted	69,244	69,600	71,279

(1)	Other income for the three months ended December 31, 2002 and March 31, 2002 has been revised to reflect presentation consistent with current period reporting.

Neuberger Berman Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ending

(in thousands)

	Three Months Ended			Fav (Unfav)
				Change From
	March 31, 2003	December 31, 2002	March 31, 2002	December 31, 2002	March 31, 2002
PRIVATE ASSET MANAGEMENT
Net revenues after interest expense	$62,324	$67,616	$81,493	(7.8%)	(23.5%)
Net income before taxes	$27,124	$29,357	$38,373	(7.6%)	(29.3%)

MUTUAL FUND & INSTITUTIONAL
Net revenues after interest expense	$56,927	$50,724	$56,737	12.2%	0.3%
Net income before taxes	$18,134	$17,912	$21,649	1.2%	(16.2%)

PROFESSIONAL SECURITIES SERVICES
Net revenues after interest expense	$18,246	$22,375	$22,674	(18.5%)	(19.5%)
Net income (loss) before taxes	$(1,538)	$1,723	$3,619	(189.3%)	(142.5%)

CORPORATE
Net loss after interest expense	$(686)	$(779)	$(709)	11.9%	3.2%
Net loss before taxes	$(6,052)	$(6,664)	$(5,820)	9.2%	(4.0%)

TOTAL
Net revenues after interest expense	$136,811	$139,936	$160,195	(2.2%)	(14.6%)
Net income before taxes	$37,668	$42,328	$57,821	(11.0%)	(34.9%)

Neuberger Berman Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ending

(in millions)

	Three Months Ended			Fav (Unfav) Change From
	March 31, 2003	December 31, 2002	March 31, 2002	December 31, 2002	March 31, 2002
PRIVATE ASSET MANAGEMENT
Assets under management, beginning of period	$21,560	$20,808	$25,004

Net additions (withdrawals)	(11)	(369)	32
Market appreciation (depreciation)	(32)	1,121	695

Total increase (decrease)	(43)	752	727

Assets under management, end of period (1)	$21,517	$21,560	$25,731	(0.2%)	(16.4%)

Equity component of assets under management	66%	66%	77%

MUTUAL FUND & INSTITUTIONAL
Equity Separate Accounts
Assets under management, beginning of period	$5,907	$5,065	$6,290

Net additions (withdrawals)	(277)	672	(28)
Market appreciation (depreciation)	(59)	170	280

Total increase (decrease)	(336)	842	252

Assets under management, end of period (1)	$5,571	$5,907	$6,542	(5.7%)	(14.8%)

Fixed Income Separate Accounts
Assets under management, beginning of period	$5,770	$5,917	$5,229

Net additions (withdrawals)	124	(288)	93
Market appreciation (depreciation)	73	141	(60)

Total increase (decrease)	197	(147)	33

Assets under management, end of period	$5,967	$5,770	$5,262	3.4%	13.4%

Managed Account Group
Assets under management, beginning of period	$5,739	$5,011	$3,037

Net additions	680	602	452
Market appreciation	74	126	55

Total increase	754	728	507

Assets under management, end of period	$6,493	$5,739	$3,544	13.1%	83.2%

Mutual Fund and Sub-Advised Accounts
Assets under management, beginning of period	$17,111	$16,797	$19,488

Net additions (withdrawals)	25	(254)	896
Market appreciation (depreciation)	(413)	568	410

Total increase (decrease)	(388)	314	1,306

Assets under management, end of period (2)	$16,723	$17,111	$20,794	(2.3%)	(19.6%)

Sub-Total Mutual Fund & Institutional
Assets under management, beginning of period	$34,527	$32,790	$34,044

Net additions	552	732	1,413
Market appreciation (depreciation)	(325)	1,005	685

Total increase	227	1,737	2,098

Assets under management, end of period	$34,754	$34,527	$36,142	0.7%	(3.8%)

Equity component of assets under management	48%	51%	66%

TOTAL
Assets under management, beginning of period	$56,087	$53,598	$59,048

Net additions	541	363	1,445
Market appreciation (depreciation)	(357)	2,126	1,380

Total increase	184	2,489	2,825

Assets under management, end of period	$56,271	$56,087	$61,873	0.3%	(9.1%)

Equity component of assets under management	55%	57%	71%

Note 1:	As of March 31, 2003, Private Asset Management and Equity Separate Accounts included assets of $59 and $1,198, respectively, invested in our alternative investment products.
Note 2:	As of March 31, 2003, Mutual Fund and Sub-Advised Accounts included $151 of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, a decrease of $4 from the prior quarter.